UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2022

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01	Regulation FD Disclosure.

On April 4, 2022, Constellation Brands, Inc. (“Constellation” or the “Company”) issued a news release (the “release”) announcing that the Company has received a non-binding proposal (the “Proposal”) from the Sands family to declassify the Company’s common stock, a copy of which release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Proposal does not purport to be complete and is qualified in its entirety by reference to the text of the Proposal, a copy of which is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

References to Constellation’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites, or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the release and the Proposal attached as Exhibit 99.1 and Exhibit 99.2, respectively, are incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 8.01	Other Events.

On April 2, 2022, the Company received the Proposal from the Sands family to declassify the Company’s common stock. The Proposal contemplates that each share of Class B common stock would be converted into 1.35 shares of Class A common stock. It is expected that the Sands family will continue to be Constellation’s largest shareholder if a transaction were consummated on the terms proposed. According to information disclosed by the Sands family, the Proposal was not made in connection with any other corporate transaction.

According to information disclosed by the Sands family, the Proposal brings “significant benefits that would accrue to the Company and our stockholders,” including by “increas[ing] market demand from investors who prefer single-class structures.”

Constellation’s Board of Directors has established a Special Committee to evaluate the Proposal. Any definitive agreement with the Sands family with respect to the potential transaction must be approved by the Special Committee as well as the Company’s Board of Directors. In addition, pursuant to the terms of the Proposal, any potential transaction would require the approval of holders of a majority of the shares of the Company’s Class A common stock that do not also hold shares of Class B common stock.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate business strategy, future operations and business, prospects, plans, and objectives of management and Constellation’s Board of Directors, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results or events will in fact occur. All forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this Current Report on Form 8-K are subject to other risks and uncertainties, including the terms and conditions associated with any potential transaction; that a definitive agreement may not be entered into; that a potential transaction may not be completed at all, including because it may not receive the required approval of the Special Committee, the Board of Directors, or the Company’s stockholders (including the approval of holders of a majority of the shares of the Company’s Class A common stock that do not also hold shares of Class B common stock); and other factors and uncertainties disclosed from time-to-time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2021, which could cause actual future performance or events to differ from current expectations.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are furnished herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated April 4, 2022.

(99.2)	Proposal dated April 2, 2022.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2022	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer